EXHIBIT 5.17

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is entered into as of [Date], by and among KingsCrowd Inc., a Delaware corporation with its principal office located in Boston, Massachusetts (“Purchaser”), Crowd Diligence Inc., a Delaware corporation with its principal office located at 1150 Hungryneck Blvd, C361, Mount Pleasant, SC 29464 (the “Company”), and the Shareholders of Crowd Diligence Inc. listed on Exhibit A (the “Shareholders”).

RECITALS

WHEREAS, Purchaser desires to acquire all of the issued and outstanding shares of the capital stock of the Company (“Company Stock”) in exchange for shares of Purchaser and the assumption of certain liabilities under the terms and conditions set forth herein;

WHEREAS, the Shareholders of the Company desire to exchange their shares of Company Stock for shares the Class A common stock, par value $0.0001 per share (“Class A Stock”), of Purchaser under the terms and conditions set forth herein;

WHEREAS, the Company has one wholly-owned subsidiary, SoCapital Inc., a Delaware corporation with no active operations or liabilities and one partially owned subsidiary, THESOCO LLC, a Delaware limited liability company with no active operations but filings are not up to date as discussed herein;

WHEREAS, the parties wish to effect the closing of the transaction on or about

January 2, 2025 (“Closing Date”), subject to the conditions specified herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

ARTICLE I: PURCHASE AND SALE OF STOCK

1.1. Sale and Transfer of Shares

Each Shareholder agrees to sell, transfer, and deliver to Purchaser, and Purchaser agrees to acquire, all issued and outstanding shares of Company Stock owned by such Shareholder in exchange for shares of Purchaser’s Class A common stock.

1

1.2. Purchase Price Common Stock

•	The purchase price shall consist solely of stock consideration. Each Crowd Diligence shareholder shall receive 0.25 shares of Purchaser’s Class A common stock for each share of Company Stock held.

•	The total outstanding shares of Crowd Diligence as of the Effective Date is 3,753,848, resulting in the issuance of 938,462 shares of Purchaser’s common stock.

1.3. Purchase Price Preferred Stock

•	Simultaneous with the closing of the transaction, the Company’s $222,685 of Lustro I EB (The “SPV”), a series of Wefunder SPV, LLC, a Delaware limited liability company (the “LLC”) Convertible Notes shall convert into 222,685 of the Company’s Series Seed Preferred Shares.

•	The purchase price for the Series Seed Preferred shares shall consist solely of stock consideration. Each Crowd Diligence Series Seed Preferred shareholder shall receive 5.555 shares of Purchaser’s Class A common stock for each share of Series Seed Preferred Stock held.

•	The total outstanding Series Seed Preferred shares of Crowd Diligence as of the Effective Date will be 222,685, resulting in the issuance of 1,237,015 shares of Purchaser’s common stock.

•

ARTICLE II: REPRESENTATIONS AND WARRANTIES

2.1. Representations of the Company

The Company represents and warrants that:

1.	Organization and Authority: It is duly organized, validly existing, and in good standing under Delaware law.

2.	Financial Statements: The financial statements provided to Purchaser are accurate and fairly represent the Company’s financial condition as of [Date].

3.	No Litigation: There are no claims, actions, suits, investigations, or proceedings pending or, to the Company’s knowledge, threatened against the Company, its subsidiary, or their assets.

4.	Subsidiary: The Company has one fully owned subsidiary, SoCapital Inc., a Delaware corporation, which has no active operations or liabilities and one partially owned subsidiary, THESOCO LLC, a Delaware limited liability company. THESOCO has been dormant and proper filings and tax returns have not been completed. Purchaser agrees to take responsibility for these matters and any fees or penalties not to exceed $4,000.

2

5.	No Conflicts/Consents: The execution, delivery, and performance of this Agreement and the consummation of the transactions do not:

o	Violate any laws, regulations, or agreements binding upon the Company.

o	Require the consent or approval of any third party.

6.	Intellectual Property: The Company owns or has the legal right to use all intellectual property, including trademarks, copyrights, patents, trade secrets, and domain names necessary for the operation of its business. A complete list of intellectual property is attached in Schedule 2.1(f). All such rights shall transfer to Purchaser at the Closing Date.

2.2. Representations of the Shareholders

The majority Shareholder hereby represents and warrants to the Company, severally, and not jointly, with respect only to such Shareholder, as of the date hereof, as follows:

1. Authority; Execution and Delivery. Such Shareholder (a) has full power, authority and legal right and capacity to enter into and perform such Shareholder’s obligations under this Agreement and (b) has taken all action necessary to authorize (i) the execution and delivery of this Agreement, (ii) the performance of its obligations hereunder and (iii) the consummation of the transactions contemplated hereby. This Agreement has been duly and validly authorized and approved, executed and delivered by such Shareholder.

2. Binding Obligation. This Agreement has been duly executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights in general.

3. No Violation. Neither the execution or delivery by such Shareholder of this Agreement, nor the consummation or performance by such Shareholder of the transactions contemplated hereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of such Shareholder (if such Shareholder is not a natural Person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of such Shareholder are bound; or (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of such Shareholder under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of the Company under, any note, bond, mortgage, indenture, contract, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or any of such Shareholder’s assets and properties are bound or affected, except, in the case of clauses (b) or (c) for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on such Shareholder.

3

4. Ownership. Such Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the shares of Company Stock pursuant to this Agreement, such Shareholder’s shares of Company Stock are free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholder is a party or by which such Shareholder or such Shareholder’s shares of Company Stock are bound. As of the Closing Date, the Company will acquire good, valid and marketable title to such Shareholder’s shares of Company Stock free and clear of any and all Liens.

5. Litigation. There is no pending Proceeding against such Shareholder that involves nterest or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, the exchange of securities contemplated by this Agreement and, to the Knowledge of such Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

6. Investment for Own Account. Such Shareholder represents that it is acquiring the shares of Class A Stock for its own account for investment purposes only, and not with a view to, or for offer or sale in connection with, any distribution thereof, which would be in violation of the Securities Act or any applicable state securities Law.

7. Restrictions on Transfer. Such Shareholder acknowledges that the shares of Class A Stock have not been registered under the Securities Act or the securities laws of any state and that the issuance of the shares of Class A Stock is being affected in reliance upon an exemption from the registration requirements of the Securities Act and may be transferred only upon registration of such shares of Class A Stock under the Securities Act and state securities laws or pursuant to an exemption from the registration requirements thereof.

4

8. Legends. Such Shareholder acknowledges and agrees that any certificates evidencing the shares of Class A Stock will bear the following legends or one that is substantially similar to the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

9. Covenant Not to Transfer. Such Shareholder covenants and agrees with the Company that it shall not Transfer the shares of Class A Stock without compliance with this Agreement and federal and state securities laws.

Representations of Purchaser

Purchaser represents and warrants that:

1.	Authorization: The execution of this Agreement has been duly authorized by all necessary corporate actions.

2.	Stock Issuance: The shares to be issued to the Shareholders will be duly authorized, validly issued, and free of encumbrances.

ARTICLE III: ASSUMPTION OF LIABILITIES

3.1. Convertible Notes

The following debt obligations of the Company will be exchanged for convertible notes of Purchaser totalling $582,379:

1.	Gold Ridge Micro Cap II LLC Note: $83,409.28 of debt obligations exchanged for a Convertible Note attached as Exhibit B:

•	Maturity Date: May 15, 2026

•	Conversion Cap: $0.18 per KingsCrowd share.

2.

Gold Ridge Asset Management GP LLC Obligations: A total of $22,278.67 of payables owed to Gold Ridge Asset Management GP LLC for funds provided to the Company shall be exchanged for a Convertible Note attached as Exhibit A :

•	Maturity Date: May 15, 2026

Conversion Cap: $0.18 per KingsCrowd share

5

3.

Gold Ridge Asset Management LLC Obligations: A total of $206,326.64 of debt obligations and $95,497.50 payables owed to Gold Ridge Asset Management for funds provided to the Company (total $301,824.14) shall be exchanged for a Convertible Note attached as Exhibit A :

•	Maturity Date: May 15, 2026

•	Conversion Cap: $0.18 per KingsCrowd share.

4.	SAFE Securities: A total of $232,399 in outstanding SAFE securities shall be exchanged for $174,866.91 (.752 new Convertible Notes for each existing SAFE) of a Convertible Note attached as exhibit A:

•	Maturity Date: May 15, 2026

•	Conversion Cap: $0.18 per KingsCrowd share.

3.2. Termination of Liabilities

All liabilities to Gold Ridge Asset Management, other than those explicitly assumed, shall be terminated as part of the transaction.

3.3. Closing Liabilities

The Company will have no credit card obligations or payables outstanding at the time of closing.

ARTICLE IV: ADDITIONAL AGREEMENTS

4.1. Non-Compete Agreement

The principal shareholder of the Company, Michael Knox, agrees to a three (3) year non-compete agreement post-closing, prohibiting engagement in any business competitive with Purchaser in the equity crowdfunding diligence or investment analysis space in the United States. If any court of competent jurisdiction shall at any time deem the duration or the geographic scope of any of the provisions of this Section 4.1 unenforceable, the other provisions of this Section 4.1 shall nevertheless stand and the duration and/or geographic scope set forth herein shall be deemed to be the longest period and/or greatest size permissible by law under the circumstances, and the parties hereto agree that such court shall reduce the time period and/or geographic scope to permissible duration or size.

4.2. Transition Assistance

Michael Knox agrees to provide reasonable assistance to Purchaser for up to six (6) months post-closing to ensure a smooth transition.

6

4.3. Tax Filings

Purchaser shall assume responsibility for all tax filings and obligations for the Company and its subsidiary for the fiscal year ending December 31, 2024, including the preparation and submission of all federal, state, and local tax returns.

ARTICLE V: CONDITIONS TO CLOSING

5.1. Conditions Precedent to Purchaser’s Obligations

•	Completion of due diligence to Purchaser’s satisfaction.

•	All Company liabilities and obligations, except those explicitly assumed, are resolved or terminated prior to closing. The Company shall provide reasonable evidence at closing demonstrating that all liabilities on the Company’s balance sheet not explicitly assumed by Purchaser have been satisfied.

5.2. Conditions Precedent to Company’s Obligations

•	Purchaser provides notices of issuance of the shares of Class A common issued to the Shareholders pursuant to this Agreement reflecting the agreed exchange ratio.

•	Execution of all necessary convertible notes as outlined in Article III.

ARTICLE VI: MISCELLANEOUS

6.1. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6.2. Entire Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations and understandings.

6.3. Dispute Resolution

Disputes arising under this Agreement shall be resolved through arbitration in Delaware applying Delaware law.

6.4. Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

7

6.5. Specific Performance.

The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

6.6. Severability.

If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.7. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

8

SIGNATURES

KingsCrowd Inc.

By:
Name:	Christopher Lustrino
Date:	1/2/25

Crowd Diligence Inc.

By:
Name:	Michael Knox
Date:	1/2/25

9

SUBSCRIPTION AGREEMENT

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

KingsCrowd, Inc.

101 Glen Lennox Ave. Suite 300

Chapel Hill, NC 27517

Ladies and Gentlemen:

1. The undersigned understands that KingsCrowd, Inc., a corporation organized under the laws of Delaware (the “Company”), is offering an aggregate of up to 937,500 shares of its Class A common stock, par value $0.0001 per share (the “Securities”), at a price of $0.16 per share, in a private placement (the “Offering”). The undersigned further understands that the offering is being made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).

2. Subscription. Subject to the terms and conditions hereof, the undersigned hereby irrevocably subscribes for the Securities set forth in Appendix A hereto for the aggregate purchase price set forth in Appendix A, which is payable as described in Section 5 hereof. The undersigned acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).

3. Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 4 hereof. Subscriptions need not be accepted in the order received, and the Securities may be allocated among subscribers. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

4. The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the undersigned agree upon orally or in writing (the “Closing Date”).

10

5. Payment for Securities. Payment for the Securities shall be received by the Company from the undersigned by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount as set forth in Appendix A hereto. The Securities shall be issued in book-entry or similar form and maintained by or on behalf of the Company within three days of the Closing Date with notations regarding the applicable restrictions on transfer imposed under this Agreement.

6. Representations and Warranties of the Company. The Company represents and warrants to the undersigned that the statements contained in this Section 6 are true and correct as of the Closing.

(a) Organization, Qualification and Authority of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws (as defined in Section 5(d) below) of the state of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect (as defined in Section 5(d) below). All corporate actions taken by the Company in connection with this Agreement have been duly authorized.

(b) Capitalization.

(i) The authorized capital stock of the Company, without giving effect to the issuance of any Securities in the Offering, consists of (i) 51,000,000 shares of Class A common stock (the “Class A Common Stock”), of which 46,539,276 shares are issued and outstanding, without giving effect to 11,594,550 shares of Class A Common Stock issuable upon conversion of the Class B Common Stock, (ii) 15,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), of which 11,594,550 shares are issued and outstanding, each of which entitles the holder to ten votes per share and which is convertible into one share of Class A Common Stock at any time at the option of the holder or automatically if the Company completes an underwritten public offering of securities on Form S-1 from which it receives gross proceeds of $10 million.

(ii) As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company will have been duly authorized, validly issued, fully paid, and non- assessable, (ii) all of the issued and outstanding shares of capital stock of the Company will have been issued in compliance with all applicable Laws, and (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement, or commitment to which the Company is a party or is subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority (as defined in Section 5(d) below), unincorporated organization, trust, association, or other entity (each, a “Person”).

11

(iii) Except as set out in Section 6(b)(i) above, there are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation or other rights, agreements or commitments relating to the shares of the Company or obligating Seller or the Company to issue or sell any shares of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Shares.

(c) No Subsidiaries. The Company does not, directly or indirectly, own, control, or have any interest in any shares or other ownership interest in any other Person.

(d) No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation or by-laws of Seller or the Company; (b) violate or conflict with any provision of any Law or Governmental Order applicable to the Company; (c) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any Material Contract; or (d) require any consent, permit, Governmental Order, filing or notice from, with or to any Governmental Authority, other than: (i) the filing of a Notice of Exempt Offering of Securities on Form D with the Securities and Exchange Commission under Regulation D, and (ii) such filings as are required to be made under applicable State Securities Laws; except, in the cases of clauses (b) and (c), where the violation, conflict, acceleration or failure to obtain consent or give notice would not have a Material Adverse Effect and, in the case of clause (d), where such consent, permit, Governmental Order, filing or notice which, in the aggregate, would not have a Material Adverse Effect. For purposes of this Agreement: (i) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law or other requirement or rule of law of any Governmental Authority; (ii) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority; (iii) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court or tribunal of competent jurisdiction; (iv) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity; and (v) “Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to the business, results of operations, financial condition or assets of the Company, taken as a whole.

(e) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any Governmental Authority (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

12

(f) Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(g) Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(h) Title to Assets. The Company does not own any real property. The Company has good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of any pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, a “Lien”), except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.

(i) Intellectual Property. The Company owns or possess or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as currently conducted, without any conflict with or infringement of the rights of others. The Company has not received any written communication alleging that the has violated any of the Intellectual Property of any other person or entity or demanding or requesting payment by the Company of a license fee or royalty in connection therewith, nor is the Company aware of any basis therefor. To the Company’s knowledge, the Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the business of the Company.

7. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

(a) General.

(i) The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule, or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

13

(ii) The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(iii) The undersigned will comply with all applicable Laws in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

(b) Information Concerning the Company.

(i) The undersigned understands and accepts that the purchase of the Securities involves various risks, including the risks outlined in this Subscription Agreement. The undersigned represents that it is able to bear any loss associated with an investment in the Securities.

(ii) The undersigned confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Securities. The undersigned acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the undersigned’s authority to invest in the Securities.

(iii) The undersigned is familiar with the business and financial condition and operations of the Company. The undersigned has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

(iv) The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

(v) The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect, and the Company shall return the previously paid subscription price of the Securities, without interest thereon, to the undersigned.

(vi) The undersigned understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

14

(c) Non-Reliance.

(i) The undersigned represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities.

(ii) The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.

(d) Status of Undersigned.

(i) The undersigned has such knowledge, skill and experience in business, financial and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Securities, and it is authorized to invest in the Securities.

(ii) The undersigned is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(e) Restrictions on Transfer or Sale of Securities.

(i) The undersigned is acquiring the Securities solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The undersigned understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Subscription Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

15

(ii) The undersigned understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the undersigned may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the undersigned understands that the Company has no obligation or intention to register any of the Securities or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Accordingly, the undersigned understands that under the Commission’s rules, the undersigned may dispose of the Securities only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities,” subject to the same limitations that apply to the Securities in the hands of the undersigned. Consequently, the undersigned understands that the undersigned must bear the economic risks of the investment in the Securities for an indefinite period of time.

(iii) The undersigned agrees: (A) that the undersigned will not sell, assign, pledge, give, transfer, or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable State Securities Laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of State Securities Laws; (B) that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Securities, except upon compliance with the foregoing restrictions.

(iv) The undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

8. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the Securities specified in Appendix A and of the Company to sell those Securities, are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 6 hereof and of the undersigned contained in Section 7 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

9. Obligations Irrevocable. The obligations of the undersigned shall be irrevocable.

10. Legend. The certificates representing the Securities sold pursuant to this Subscription Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

16

11. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

12. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party, and any attempted assignment without such prior written consent shall be void.

13. Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

14. Submission to Jurisdiction. With respect to any Action relating to any offers, purchases, or sales of the Securities by the undersigned, the undersigned irrevocably submits to the jurisdiction of the federal and state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive, unless none of such courts has lawful jurisdiction over such Proceedings.

15. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

17. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

18. Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 17):

If to the Company:	ADDRESS
E-mail: chris@kingscrowd.com Attention: Christopher Lustrino, President

If to the Purchaser:	At the address set forth on the signature page hereof

17

19. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

20. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company and the Closing, and (ii) the death or disability of the undersigned.

21. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Subscription Agreement to be false or incorrect.

22. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

18

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this

January 2, 2025
(Please insert date.)

PURCHASER (if an individual):	PURCHASER (if an entity):

Legal Name of Entity

Print Name:Michael Knox
By:
Title:

State/Country of Domicile or Formation:

Address: 1150 Hungryneck Blvd, C361, Mount Pleasant, SC 29464

mknox@goldridgeasset.com

Email Address:	Telephone No. 843-637-9450

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to 937,500 shares of Class A Common Stock.

KINGSCROWD, INC.

By
Name:	Christopher Lustrino
Title:	President

19

APPENDIX A

Consideration to be Delivered

Securities to Be Acquired	Aggregate Purchase Price to be Paid

937,500 shares of Class A Common Stock	$150,000

20

COVER SHEET WITH SUBSCRIPTION INSTRUCTIONS

Enclosed herewith are the documents necessary to subscribe for shares of Class A common stock (the “Securities”) of KingsCrowd, Inc., a corporation incorporated under the laws of Delaware (the “Company”). The Securities are being offered only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended). Set forth herein are instructions for the execution of the enclosed documents.

A. Instructions.

Each person considering subscribing for Securities should review the following instructions:

•	Subscription Agreement: Two copies of the Subscription Agreement must be completed, executed and delivered to the Company at the address set forth below. If your subscription is accepted, the Company will execute both copies of the Subscription Agreement and return one copy to you for your records.

•	Payment: Payment of the purchase price for the Securities subscribed for shall be made by wire transfer by Closing (as defined in Section 3 of the Subscription Agreement) to the Company at account specified by the Company.

•	Acceptance or Rejection of Subscription: The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the Company’s acceptance of your subscription for the Securities subscribed for will be returned to you promptly after acceptance.

B. Communications.

All documents and checks should be forwarded to:

Christopher Lustrino, President

ADDRESS

E-mail: chris@kingscrowd.com

21

KingsCrowd Inc.

Bank: Bank of America

Address: 1212 Broadway Plaza Walnut Creek CA 94596

Company/Recipient: Kings Crowd

Account Number: 466002301354

Routing: 026009593 (Wires)

Routing: 011000138 (Paper & Electronic)

22